As filed with the Securities and Exchange Commission on July 3 , 2003.

Registration No. 333- 102597

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

V.I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3238476 (I.R.S. Employer Identification Number)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John R. Barr

President and Chief Executive Officer

V. I. Technologies, Inc.

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William T. Whelan, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Telephone: (617) 542-6000

Fax: (617) 542-2241

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☑

If the registrant elects to deliver its annual report to security holders, or a complete and legal facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

SUPPLEMENTAL NOTE

THIS REGISTRATION STATEMENT WAS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2003. THIS POST-EFFECTIVE AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT IS BEING FILED FOR THE PURPOSE OF DE-REGISTERING SHARES OF COMMON STOCK NOT SOLD IN THE RIGHTS OFFERING.

DEREGISTRATION OF COMMON STOCK

V.I. Technologies, Inc. (“Vitex” or the “Company”) hereby amends its Registration Statement on Form S-2 (No. 333-102597), initially filed with the Securities and Exchange Commission on January 21, 2003 and amended January 24, 2003, February 19, 2003, March 26, 2003, April 24, 2003 and May 15, 2003 (as amended, the “Form S-2”), by deregistering all of the Company’s common stock, par value $0.01 per share (the “Shares”), registered on the Form S-2 that have not yet been sold by the Company.

Vitex initially filed the Form S-2 to register an aggregate of 19,830,529 Shares under a rights offering to Vitex shareholders. As of the date hereof, the Company has issued an aggregate of 14,069,476 Shares registered under the Form S-2. An aggregate of 5,761,053 Shares registered on the Form S-2 remain unissued (the “Unissued Shares”). The Company’s obligation to maintain the effectiveness of the Form S-2 has expired. Accordingly, the Company desires to deregister all of the Unissued Shares.

Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”), and the undertaking contained in this Form S-2 pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, the Company hereby removes all of the Unissued Shares from registration. As a result of this deregistration, the total number of shares registered and sold pursuant to the Form S-2 is 14,069,476 shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 3 to the Registration Statement on Form S-2 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Watertown, Commonwealth of Massachusetts, on July 3, 2003.

V.I. Technologies, Inc.

By:	/s/ THOMAS T. HIGGINS
Thomas T. Higgins Executive Vice President, Operations, Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ JOHN R. BARR John R. Barr	President, Chief Executive Officer and Director (Principal Executive Officer)	July 3, 2003

* Samuel K. Ackerman, M.D.	Chairman of the Board of Directors	July 3, 2003

/s/ THOMAS T. HIGGINS Thomas T. Higgins	Executive Vice President, Operations and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 3, 2003

* Richard A. Charpie, Ph.D.	Director	July 3, 2003

Jeremy Hayward-Surry	Director	July , 2003

* Irwin Lerner	Director	July 3, 2003

* Joseph M. Limber	Director	July 3, 2003

* Peter D. Parker	Director	July 3, 2003

Doros Platika, M.D.	Director	July , 2003

* David Tendler	Director	July 3, 2003

* Damion E. Wicker, M.D.	Director	July 3, 2003

*By:	/s/ THOMAS T. HIGGINS
Thomas T. Higgins As Attorney-in-fact